EXHIBIT 99.1

SumTotal Systems Reports Record Fourth Quarter and Full Year 2007 Revenue

Announces Fourth Quarter and Full Year Results

MOUNTAIN VIEW, Calif. – February 5, 2008 – SumTotal® Systems (Nasdaq: SUMT), a global provider of learning, performance, and talent management solutions, announced its financial results for the fourth quarter and full year ended December 31, 2007.

Fourth Quarter 2007 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the fourth quarter 2007 was $33.3 million, an increase of 12% from the $29.6 million in the fourth quarter 2006. GAAP net loss was $2.4 million, or $0.07 per share on a basic and diluted basis, compared to a net loss of $2.5 million, or $0.10 per share on a basic and diluted basis, in the fourth quarter 2006.

Non-GAAP revenue for the fourth quarter increased by 12% to $33.5 million from $30.0 million in the fourth quarter of 2006. Non-GAAP net income was $1.7 million, or $0.05 per share on a diluted basis, compared to non-GAAP net income of $2.2 million, or $0.08 per share on a diluted basis, a year ago.

Deferred revenue on a GAAP basis at the end of the fourth quarter increased 20% year-over-year to $36.8 million compared to $30.7 million for the same quarter of the previous year.

Full Year 2007 Results

On a GAAP basis, total revenue for the full year 2007 was $121.9 million, an increase of 15% from $106.0 million in the full year 2006. GAAP net loss was $7.7 million, or $0.25 per share on a basic and diluted basis, compared to a net loss of $12.0 million, or $0.47 per share on a basic and diluted basis, for the full year 2006.

Non-GAAP revenue for the year increased by 12% to $123.1 million from revenue of $110.3 million in the full year 2006. Non-GAAP net income for the year was $7.1 million, or $0.23 per share on a diluted basis, compared to non-GAAP net income of $6.6 million, or $0.25 per share on a diluted basis, in the prior year.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, if any, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“I am pleased that we were able to achieve record revenue for both the fourth quarter and the full year 2007,” said Don Fowler, SumTotal’s chief executive officer. “During the quarter, we saw strength in North America where the team continued to exceed expectations and we saw great progress from our international team. We are also pleased with the progress of our performance management business.

“During 2007, our on-demand subscriptions bookings grew approximately 38% to $29 million,” Fowler continued. “As a result, our recurring revenue stream, which also includes support revenue, increased to over 50% of our total revenue in 2007 from 47% in 2006, 42% in 2005, and 37% in 2004. As we continue to add resources to our small- and medium-sized business (SMB) efforts, our on-demand revenue should continue to increase as a percentage of our total business, thereby providing us with better visibility into our future revenue streams.”

Business Highlights

•	During the fourth quarter, demonstrated strength in North America, signing contracts with new and existing customers including BEA Systems, Deluxe Corporation, Alticor and Advocate Health.

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Also in the fourth quarter, saw significant improvement in its international results, winning contracts including a large European financial services company, Pemex, Abbott Brasil, Axtel, and an automobile manufacturer in China; expanded its partnership with NEC in Japan; announced new partnership with KeyLogic in China.

•	In performance management, signed 26 deals, including SickKids Foundation, Unified Grocers, and a large, U.K.-based investment bank.

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Throughout the year, continued to grow its on-demand subscription business, signing contracts with companies including the American Management Association, Arizona Federal Credit Union, Hawker Pacific Aerospace, and Uponor.

•	In 2007, released SumTotal Enterprise Suite™ 7.6, SumTotal’s newest version of its talent management suite, as well as provided on-going updates to ResultsonDemand®.

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Recognized as a leader in the Gartner’s Marketscope for Employee Performance Management, 2007; awarded the Deloitte Fast 50, and recognized as a Bersin & Associates’ Learning Leader 2007 for Innovative Initiatives around internal talent management programs; earned a place on the Military Training Technology 2007 Top 100 List for the fourth consecutive year.

First Quarter Guidance

For the first quarter 2008, SumTotal Systems estimates its GAAP revenue will be between $32.9 million and $34.9 million. GAAP net income (loss) is estimated to be between ($0.7) million and $0.3 million, or between ($0.02) and $0.01 per share on both a basic and diluted basis.

On a non-GAAP basis, revenue is estimated to be between $33.0 million and $35.0 million. Non-GAAP net income is estimated to be between $2.5 million, or $0.07 per share on a diluted basis, and $3.5 million, or $0.10 per share on a diluted basis. The reconciling items between GAAP and non-GAAP income (loss) are estimated to be a $0.1 million adjustment to revenue, $1.7 million for amortization of intangibles, $0.1 million for restructuring charges, and $1.33 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on February 5, 2008, at 5:00 p.m. ET/ 2:00 p.m. PT. SumTotal plans to make a live audio webcast available to investors and the public at http://investor.sumtotalsystems.com.

In addition to the webcast, SumTotal plans to make available a telephone replay of the call on February 5, 2008, beginning at approximately 5:00 p.m. PT through the close of business on February 12, 2008. Interested parties can access the replay by dialing 800-642-1687 within the US or 706-645-9291 outside the US and entering the access code 30025951.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of learning, performance, and talent management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks, and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal, ResultsonDemand, and SumTotal Enterprise Suite are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor / Forward-Looking Statements

Information in this press release and the accompanying conference call contain forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the first quarter ending March 31, 2008 and the 2008 fiscal year. These statements represent the company’s current expectations or beliefs concerning its future results, and include statements, among others, regarding its financial guidance, including revenue, loss, and income; growth of recurring revenue base; the company’s competitive position and business model, including its market share and its ability to grow its subscriptions and support business, including internationally and in the performance management markets; and, the company’s ability to execute and the strength and scale of its business model. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to (i) additional information regarding the audit for the quarter and year ended December 31, 2007; (ii) inability of the company’s executive team, including its new hire in field operations, to execute on its plans, causing the company to miss its financial forecasts or not grow the company’s business at or above the forecasts; (iii) underestimating the cost reductions necessary to maintain profitability, or making cuts that aversely impact the company’s ability to execute; (iv) inability to recruit or retain key personnel, including management, especially in light of the company’s reorganization; (v) ability to successfully manage and increase growth internationally and in the performance and learning management markets; (vi) increased competition, especially in the performance management market, causing the loss of deals, material reductions in prices or acceptance of terms the company otherwise would not accept; (vii) inaccurately estimating the speed, ability or cost of the company transitioning its product offerings to on-demand subscriptions and a recurring revenue model; (viii) customer dissatisfaction with the company’s products or services, causing the return of product or refusal to pay for product or services; (ix) the company’s ability to protect its intellectual property rights and claims that the company has infringed the intellectual property rights of others; (x) the lengthening of the company’s sales cycle and increased difficulties in negotiating sales contracts on terms favorable to us and the uncertain timing of such sales; (xi) the level of corporate spending and changes in general economic conditions that affect demand for computer software and services in general which may disproportionately affect the market for our products or services; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2006 on Form 10-K filed on March 16, 2007, its quarterly report on Form 10-Q filed on November 8, 2007, its Prospectus Supplement on Form 424B2 filed on May 21, 2007 and its Form 8-Ks. The company assumes no obligation to update the information in this press release or in the accompanying conference call.

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Media Contact:

SumTotal Systems, Inc.

Karen Hickey, 650-930-4827

kahickey@sumtotalsystems.com

Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and restricted cash	$19,182	$10,199
Short term investments	30,143	5,530
Accounts receivable, net	26,734	28,516
Prepaid expenses and other current assets	4,482	3,718

Total current assets	80,541	47,963
Property and equipment, net	7,901	5,945
Goodwill	68,461	68,461
Intangible assets, net	12,924	21,327
Other assets	1,213	1,367

Total assets	$171,040	$145,063

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,326	$3,991
Accrued compensation and benefits	8,630	8,554
Other accrued liabilities	3,759	4,612
Restructuring accrual	100	866
Deferred revenue	35,898	29,958
Notes payable	6,157	6,095

Total current liabilities	56,870	54,076
Non-current liabilities:
Other accrued liabilities, non-current	193	246
Deferred revenue, non-current	858	781
Notes payable, non-current	4,661	10,735

Total liabilities	62,582	65,838
Commitments and contingencies	—	—
Stockholders' equity	108,458	79,225

Total liabilities and stockholders' equity	$171,040	$145,063

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended December 31,		Twelve-Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Subscriptions and Support	$16,040	$13,622	$61,281	$48,480
Services	9,735	7,803	34,285	29,988
License	7,555	8,203	26,358	27,520

Total revenue	33,330	29,628	121,924	105,988

Cost of revenue:
Subscriptions and Support	5,928	4,382	21,224	15,316
Services	6,808	5,073	23,020	21,399
License	100	564	517	1,196
Amortization of intangible assets	2,051	2,242	8,403	8,828

Total cost of revenue	14,887	12,261	53,164	46,739

Gross margin	18,443	17,367	68,760	59,249

Operating expenses:
Research and development	5,728	4,845	21,425	17,556
Sales and marketing	9,975	8,916	35,531	31,676
General and administrative	4,680	4,735	19,016	19,858
Restructuring charge	759	0	759	68
In-process research and development	—	1,120	—	1,120

Total operating expenses	21,142	19,616	76,731	70,278

Loss from operations	(2,699)	(2,249)	(7,971)	(11,029)
Interest expense	(265)	(429)	(1,312)	(1,724)
Interest income	616	170	1,840	702
Other income (expense), net	(10)	(22)	(66)	109

Loss before provision for income taxes	(2,358)	(2,530)	(7,509)	(11,942)
Provision for income taxes	27	5	217	12

Net loss	$(2,385)	$(2,535)	$(7,726)	$(11,954)

Net loss per share, basic	$(0.07)	$(0.10)	$(0.25)	$(0.47)

Net loss per share, diluted	$(0.07)	$(0.10)	$(0.25)	$(0.47)

Weighted average common shares outstanding, basic	32,250	26,182	30,405	25,234

Weighted average common shares outstanding, diluted	32,250	26,182	30,405	25,234

Use of Non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets, the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The Company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the Company and how it communicates the performance internally. The Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-Down

The Company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc., Pathlore Software Corporation, and MindSolve Technologies, Inc. This has the effect of increasing licenses and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, subscriptions and support renewal rates, and the operating profitability of the business.

Amortization of Intangible Assets

The Company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Stock-Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R. The Company excludes these expenses from services and subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Restructuring Charges

The Company has incurred expenses for restructuring activities and accounted for them in accordance with FAS 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges management excludes them in evaluating its operating performance.

In-Process Research and Development Charge

In the fourth quarter of 2006, the Company incurred a charge for in-process research and development in conjunction with its acquisition of MindSolve Technologies, Inc, which is reported in its GAAP financial results. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income Taxes

These adjustments are not tax effected as management believes that, given the Company's historical operating losses and other tax considerations, they would not result in a tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Non-GAAP revenue	$33,484	$30,013	$123,051	$110,348
Deferred revenue write-off Subscriptions and Support	(154)	(349)	(1,075)	(2,916)
Deferred revenue write-off License	—	(36)	(52)	(1,444)

GAAP revenue	$33,330	$29,628	$121,924	$105,988

Non-GAAP net income	$1,659	$2,242	$7,066	$6,580
Deferred revenue write-off Subscriptions and Support	(154)	(349)	(1,075)	(2,916)
Deferred revenue write-off License	0	(36)	(52)	(1,444)
Amortization of intangible assets	(2,051)	(2,242)	(8,403)	(8,828)
Stock-based compensation Subscriptions and Support	(68)	(70)	(268)	(246)
Stock-based compensation Services	(138)	(191)	(549)	(769)
Stock-based compensation Research and Development	(154)	(145)	(590)	(527)
Stock-based compensation Sales and Marketing	(274)	(257)	(1,072)	(1,040)
Stock-based compensation General and Administrative	(446)	(367)	(2,024)	(1,576)
Restructuring charge	(759)	—	(759)	(68)
In-process research and development	—	(1,120)	—	(1,120)

GAAP net loss	$(2,385)	$(2,535)	$(7,726)	$(11,954)

Basic EPS:
Non-GAAP net income per share	$0.05	$0.09	$0.23	$0.26
Deferred revenue write-off	(0.01)	(0.02)	(0.03)	(0.17)
Amortization of intangible assets	(0.06)	(0.09)	0.28	(0.35)
Stock-based compensation	(0.03)	(0.04)	(0.15)	(0.17)
Restructuring charge	(0.02)	—	(0.02)	—
In-process research and development charge	—	(0.04)	—	(0.04)

GAAP net loss per share, basic	$(0.07)	$(0.10)	$(0.25)	$(0.47)

Non-GAAP net income per share, diluted	$0.05	$0.08	$0.23	$0.25

Weighted average common shares outstanding, basic	32,250	26,182	30,405	25,234

Weighted average common shares outstanding, diluted	32,756	27,688	31,267	26,288